EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of Stage Stores, Inc., and the effectiveness of Stage Stores, Inc.’s internal control over financial reporting dated April 3, 2017, appearing in the Annual Report on Form 10-K of Stage Stores, Inc. for the year ended January 28, 2017.

/s/DELOITTE & TOUCHE LLP

Houston, Texas
May 19, 2017